Exhibit 10.49

                         AMENDMENT NO. 3
                                TO
                     FLEMING COMPANIES, INC.
                    1990 STOCK INCENTIVE PLAN


          WHEREAS, Fleming Companies, Inc. (the "Company") presently has in existence the 1990 Stock Incentive Plan (the
"Plan"); and

          WHEREAS, the Compensation and Organization Committee of the Board of Directors has recommended that the following amendment to the Plan be made in order to provide that outstanding awards under the Plan will terminate by their respective terms and not upon termination of the Plan; and

          WHEREAS, the Board of Directors has authorized and approved this Amendment No. 3 to the Plan at a meeting held on March 2, 1999.

          NOW, THEREFORE, the Plan is hereby amended as follows:

                    Section 11.2.  The last sentence of Section
          11.2 is hereby amended by deleting it in its entirety and replacing it with the following:

                    Provided further, the termination of the Plan shall not cause a termination of any previously granted Award.

          Except as provided in this Amendment No. 3, in all other respects the Plan is hereby ratified and confirmed. The effective date of this Amendment No. 3 shall be March 2, 1999.